SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 20, 2007
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01.   Entry Into a Material Definitive Agreement.
Director Compensation
On June 20, 2007, the Board of Directors (the “Board”) of Evergreen Solar, Inc. (the “Company”), on the recommendation of the Company’s Compensation Committee and following a competitive assessment, approved a revised Compensation Policy for directors effective July 1, 2007. Under this Policy, directors will receive a grant of 10,000 restricted shares of the Company’s common stock on July 25, 2007, or such later date upon their initial election or appointment to the Board, and 5,000 restricted shares of the Company’s common stock at each annual meeting beginning in 2008. Each director must hold the restricted shares until he leaves the Board, at which time the shares fully vest if the director has been on the Board for at least two years. Directors receive an annual retainer of $20,000 ($30,000 for the lead director) and $1,500 for each meeting in person and $750 telephonically, for full Board and each committee meeting. The committee chairs receive the following annual retainers: Audit Committee-$12,000; Compensation Committee-$6,000 and Nominating and Corporate Governance Committee-$6,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: June 25, 2007